UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 3, 2011
LNB BANCORP, INC.

(Exact name of registrant as specified in its charter)

Ohio	0-13203	34-1406303

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

457 Broadway, Lorain, Ohio	44052-1769

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (440) 244-6000

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     As described by LNB Bancorp, Inc. (the “Company”) in its Current Report on Form 8-K dated February 15, 2011, Benjamin G. Norton retired as a director of the Company and did not stand for re-election as a director at the Company’s annual meeting of shareholders held on May 3, 2011. Accordingly, Mr. Norton’s term as a director of the Company expired at the annual meeting.

Item 5.07	Submission of Matters to a Vote of Security Holders.
     The Company held its annual meeting of shareholders on May 3, 2011, for the purpose of considering and voting on the following proposals. The Company’s inspector of elections reported the vote of the Company’s shareholders as follows:
Proposal 1: To elect three (3) directors to three-year terms expiring in 2014.

			Broker
Nominees	For	Withheld	Non-Votes
J. Martin Erbaugh	2,519,674	970,778	2,485,885
Terry D. Goode	2,602,790	887,662	2,485,885
James R. Herrick	2,315,460	1,174,992	2,485,885
Each of the nominees was elected.
Proposal 2: To ratify the appointment of Plante & Moran, PLLC as the Company’s independent registered public accounting firm for its 2011 fiscal year.

For	Against	Abstain	Broker Non-Votes
5,788,864	150,022	37,451	—
The proposal passed.
Proposal 3: To approve and adopt amendments to the Company’s code of regulations to permit amendments to the code of regulations by the Board of Directors to the extent permitted by Ohio law.

For	Against	Abstain	Broker Non-Votes
2,665,071	764,002	61,379	2,485,885
Since approval of the proposal required the affirmative vote of the holders of a majority of the Company’s outstanding common shares, the proposal did not pass.

Proposal 4: To approve, in a non-binding advisory vote, the Company’s executive compensation program as disclosed in the proxy statement relating to the annual meeting.

For	Against	Abstain	Broker Non-Votes
3,018,053	355,953	116,446	2,485,885
The proposal passed.
Proposal 5: A non-binding advisory vote on the frequency of the Company’s executive compensation advisory votes.

1 Year	2 Years	3 Years	Abstain
1,994,384	169,918	378,149	948,001
Shareholders are considered to have selected a frequency of every 1 year with respect to the Company’s executive compensation advisory votes.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LNB BANCORP, INC.

(Registrant)

Date: May 6, 2011	By:	/s/ Gary J. Elek Gary J. Elek
Chief Financial Officer